                                                                    EXHIBIT 10.5



THE PUT OPTION EVIDENCED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE TRANSFERABILITY OF THE PUT OPTION IS SUBJECT TO RESTRICTIONS SET FORTH IN THIS INSTRUMENT AND IMPOSED BY SUCH LAWS.


                              PUT OPTION AGREEMENT
                                (John Sarkisian)

        This Put Option Agreement (this "Agreement") is made as of August 30, 2000 by and between Sizzler International, Inc. ("Optionor") and FFPE Holding Company, Inc. ("Optionee"). Unless the context otherwise indicates, capitalized terms used herein shall have the meanings given them in Section 10 hereof.

                                    RECITALS

        A. Optionor is a Delaware corporation having its principal place of business in Culver City, California.

        B. Optionee is a Delaware corporation having its principal place of business in San Diego, California. John Sarkisian, an individual resident of California ("John"), is the holder of 33.94%, Tamara Sarkisian-Celmo, as trustee of the Tamara Sarkisian-Celmo Family Trust UDT 10/16/97 ("Tamara"), is the holder of 28.94% and the Sarkisian Family Trust UDT dated 7/19/95 is the holder of 37.12% of the outstanding capital stock of Optionee.

        C. Optionee is the holder of certain units of membership interest in FFPE, LLC, a Delaware limited liability company (the "Units").

        D. Pursuant to an LLC Membership Interest Purchase Agreement dated May 23, 2000 as amended by that Amended and Restated LLC membership Purchase Agreement dated August 21, 2000 between Optionor as Seller and Optionee as Purchaser (the "Purchase Agreement"), Optionee has sold 82% of the Units to Optionor.

        E. As of the date hereof, Optionee continues to be the holder of 18% of the outstanding Units (the "Retained Units").

        F. Pursuant to the Purchase Agreement, Optionor and Optionee have entered into this Agreement, under which Optionor agrees to grant to Optionee an option to sell up to 14 Retained Units (representing 77.78% of all of the Retained Units) to Optionor on the terms and conditions set forth in this Agreement. In this Agreement, such 14 Retained Units are referred to as the "Optioned Units."

        G. Pursuant to the Purchase Agreement, Optionor and Optionee have entered into a Put Option Agreement (Tamara Sarkisian-Celmo) dated as of even date herewith (the "Other Put Option Agreement"), under which Optionor has agreed to grant to Optionee an option to sell up to 22.22% of the Retained Units to Optionor on the terms and conditions set forth in the Other Put Option Agreement.

                                    AGREEMENT

        1. GRANT AND ACCEPTANCE. On the terms and conditions set forth in this Agreement, (a) Optionor hereby grants to Optionee an option (the "Put Option") to sell to Optionor the Optioned Units at the Option Exercise Price and (b) Optionee hereby confirms its acceptance of the Put Option.

        2. OPTION EXERCISE PRICE. The price per Unit at which Optionee shall be entitled to sell any Optioned Units (the "Option Exercise Price") shall be the dollar amount equal to the number obtained by dividing (A) the positive difference, if any, between (1) the number obtained by multiplying the EBITDA of FFPE, LLC for the Relevant Trailing 12 Month Period by the Applicable Multiple and (2) the Current Debt of FFPE, LLC as of the end of such Relevant Trailing 12-Month Period by (B) all of the then outstanding Units.

               In determining the EBITDA for purposes of this Section, the parties shall make any adjustments required by the Intercompany Accounting procedures set forth on the EBITDA Adjustment Guidelines attached as EXHIBIT A.

        3. TERM. The term of the Put Option shall commence as of the date of the grant thereof, which shall be the date hereof, and shall expire on the Expiration Date. Upon the Expiration Date, the Put Option and this Agreement shall become void and of no force or effect, and the parties shall have no further rights or obligations under this Agreement, other than any liability for any breach of the contract arising before the Expiration Date.

        4. EXERCISABILITY. The Put Option may be exercised by Optionee or any Transferee thereof in accordance with this Agreement only during Year 3, Year 4 and Year 5 and Thereafter of the term hereof (the "Exercisability Period"). The Put Option may be exercised in whole or in part. However, Optionee shall be entitled to no more than two exercises of the Put Option. For purposes of the foregoing sentence only, the exercise by Optionee of any put option under the Other Put Option Agreement made during the Exercisability Period shall be counted as an exercise under this Agreement. Immediately after the exercise of the second of two exercises during the Exercisability Period, the Put Option shall cease to be exercisable.

        5. METHOD OF EXERCISE. The Put Option may be exercised only by Optionee. The Put Option shall be exercised by written notice of exercise given by in accordance with Section 18 hereof. Such notice (a "Notice of Exercise") shall state that it is intended as an exercise under this Agreement and the number of the Optioned Units being sold. The Put Option shall include the Optionee's calculation of the sales price of the Units. To the extent that the Optionor disagrees with the calculations provided by the Optionee, then Optionor shall give notice of such disagreement to the Optionee within 30 days. The parties will use their reasonable efforts to resolve such disagreement. If the Optionor gives such notice of objection and the parties fail to resolve such objection within 30 days, then the issues in dispute will be submitted to a "Big Five" accounting firm (the "Accountants") for resolution. If issues are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are reasonably available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) the Optionee and the Optionor will each bear 50% of the fees of the Accountants for such determination.

        6. SALE PROCEDURES.

               (a) Upon the giving of a Notice of Exercise, Optionor shall thereupon become obligated to purchase the number of the Optioned Units stated in the Notice of Exercise from Optionee, subject only to delivery by Optionee of the instruments described in Section 6(b) hereof.

               (b) The consummation of the purchase of such Optioned Units (the "Closing") shall take place at the principal executive offices of Optionor on such business day, not later than 90 days after the giving of the Notice of Exercise, as Optionor and Optionee may select.

               (c) At the Closing, and upon the tender by Optionee of (i) certificates evidencing the Optioned Units being sold, duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to Optionor duly executed by the Optionee, free and clear of any Encumbrances, (ii) an Opinion of Counsel, and (iii) a Sellers' Certificate, Optionor shall deliver to Optionee the full amount of the Option Exercise Price, in cash, due hereunder with respect to the Optioned Units being sold.

        7. NON-TRANSFERABILITY OF PUT OPTION.

               (a) Except as otherwise provided herein, Optionee shall not Transfer the Put Option without the express prior written consent of Optionor, which consent may be withheld in Optionor's sole and absolute discretion, and the Put Option shall not be subject to execution, attachment or similar process. Any attempt to Transfer the Put Option, or to subject the Put Option to execution, attachment or similar process, other than in accordance with this Agreement shall be void ab initio.

               (b) Optionee may Transfer the Put Option to any Affiliate, provided that the Optionee gives Optionor at least 30 days' prior written notice of such Transfer and the Transferee acquires the unexercised Optioned

                      Units, assumes in writing all of the obligations of Optionee under this Agreement, and acknowledges that the acceptance of the Put Option subject to all terms, conditions and restrictions hereof, a copy of which assumption and acknowledgement is provided to Optionor.

        8. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee represents and warrants to Optionor, as of the date hereof and as of the date of any exercise of the Put Option, that:

               (a) The Optioned Units are duly authorized, validly issued, fully paid and non-assessable units of membership interest of FFPE, LLC.

               (b) There are no outstanding subscriptions, options, warrants, rights, puts, calls, pre-emptive rights, commitments, conversion rights, rights of exchange, plans, or other agreements of any kind relating to the Optioned Units.

               (c) Optionee is the sole beneficial owner and holder of record of all 14 of the Optioned Units. The Optioned Units are free and clear of any Encumbrances. The delivery to Optionor of certificates evidencing the Optioned Units, duly endorsed in blank or accompanied by appropriate written instruments of transfer duly executed by Optionee, is sufficient to transfer to Optionor valid title thereto, free and clear of any Encumbrance.

               (d) Optionee has the full individual capacity to enter into this Agreement and make any endorsement or execute and deliver any written instrument of transfer necessary to transfer the Optioned Units to Optionor.

               (e) This Agreement has been duly executed and delivered by Optionee and is a valid and binding obligation of Optionee, enforceable against Optionee in accordance with its terms.

               (f) No consent by any third party or governmental authority is required in connection with the execution or delivery by Optionee of this Agreement or the consummation of the sale of the Optioned Units to Optionor contemplated hereunder. The execution and delivery by Optionee of this Agreement and the sale of the Optioned Units to Optionor will not conflict with or result in any breach of or constitute a default under any agreement or instrument to which FFPE, LLC or Optionee is a party or by which its or Optionee's assets are bound.

               (g) Optionee has acquired and will exercise the Put Option for its own account and not with a view to or sale in connection with any distribution of the security.

               (h) The grant of the Put Option under this Agreement was not accomplished by the publication of any advertisement.

               (i) Optionee understands that the Put Option is subject to restrictions on transferability as set forth in this Agreement. Optionee understands that the Put Option has not been registered with the SEC under the Securities Act of 1933, as amended, or under the securities laws of any state, and has been issued by Optionor in reliance upon one or more exemptions from registration or qualification under such laws. Accordingly, the Put Option may not be transferred or resold by Optionee unless registered or qualified under such laws, or unless such transfer or resale is made pursuant to an available exemption from such registration or qualification.

        9. ADJUSTMENTS. If outstanding Optioned Units subject to the Put Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger or consolidation of FFPE, LLC, or as a result of a recapitalization, reclassification, dividend by, or other distribution, Unit split, reverse Unit split or the like involving, FFPE, LLC, then Optionor shall make appropriate and proportionate adjustment in the number and type of shares or other securities or cash or other property that may be acquired upon the exercise in full of the Put Option, provided, however, that any such adjustment shall be made without changing the aggregate Option Exercise Price of the unexercised portion of the Put Option.

        10. DEFINITIONS. Capitalized terms used in this Agreement without definition shall have the following meanings:

               (a) "Affiliate" shall mean, with respect to a specified person, a person who controls, is controlled by or under common control with the specified person, and with respect to the Optionor, John, Tamara, or a trust in which Tamara or John are one or more of the beneficiaries.

               (b) "Applicable Multiple" shall mean the average of (A) the Sizzler Multiple at the time of the exercise of the Put Option for which the Option Exercise Price is being determined and (B) either (i) eight (8) if such exercise is during Year 3, (ii) seven (7) if such exercise is during Year 4, or (iii) six (6) if such exercise is during Year 5 or Thereafter; provided, however, in no event shall the Applicable Multiple exceed nine (9) if such exercise is during Year 3, or eight (8) if such exercise is during Year 4, or seven (7) if such exercise is during Year 5 of Thereafter.

               (c) "Change of Control" shall mean any Transfer of 20% or more of the issued and outstanding shares of capital stock of Optionee.

               (d) "Current Debt" of a company or division shall refer to the total debt (current and non-current) of such company or division, determined from the financial statements thereof prepared in accordance with GAAP.

               (e) "EBITDA" of a company or a division for any period shall mean the earnings of the company or division for such period before interest, income taxes, depreciation and amortization of the company or division, other than non-recurring items, determined from financial statements of such company or division prepared in accordance with GAAP.

               (f) "Encumbrances" shall mean any security interest, pledge, mortgage, hypothecation, lien, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any pre-emptive rights, options, warrants, puts, calls, or restrictions on use, voting, transfer (other than restrictions under applicable securities laws), receipt of income or other exercise of any attributes of ownership.

               (g) "Expiration Date" shall be the first to occur of (a) the tenth (10th) anniversary of the date of this Agreement or
                      (b) the date of the sale of all of the remaining Optioned Units subject to this Agreement or (c) the date as of which the Put Option is no longer exercisable under this Agreement.

               (h) "Fair Market Value" of a security on any day shall be equal to the last sale price, regular way, per unit of such security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if securities are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the corporation issuing such security. In all other cases, Fair Market Value shall be the value determined in good faith by such Board.

               (i) "GAAP" shall mean generally accepted accounting principles, consistently applied.

               (j) "Opinion of Counsel" shall mean an opinion of Optionee's legal counsel, in form satisfactory to Optionor and dated as of the date of the sale of Optioned Units hereunder, to the effect that: (a) the Optioned Units are validly issued, fully paid and non-assessable units of membership interest of FFPE, LLC; (b) Optionee is the sole holder of record and beneficial owner of the Optioned Units; (c) the execution and delivery of the assignment instruments do not contravene any applicable provision of law; and (d) the Optioned Units have been validly assigned by Optionee to Optionor and, to the best of counsel's knowledge, are free and clear of any Encumbrance.

               (k) "Permitted Transferee" shall mean an individual to whom the Put Option and the Optioned Units to which the Put Option relates have been transferred in accordance with
                      Section 7(b) hereof. A Permitted Transferee shall be treated as Optionee for all purposes under this Agreement.

               (l) "Relevant Trailing 12 Month Period" shall mean, with respect to the determination of the Option Exercise Price applicable to any exercise of the Put Option, the Optionor's thirteen (13) completed four-week accounting periods immediately preceding the exercise.

               (m) "Sellers' Certificate" shall mean a written certificate signed by Optionee, in form satisfactory to Optionor and dated as of the date of any sale of Optioned Units hereunder, to the effect that the representations and warranties of Optionee set forth in Section 8(a), (b),
                      (c), (d) and (f) of this Agreement are true and correct in all respects as of the date of the sale of any Optioned Units hereunder.

               (n) "Sizzler Multiple" shall mean the number obtained by dividing (A) the sum of (1) the number obtained by multiplying (x) the Fair Market Value of a share of Optionor's common stock as of the end of the Relevant Trailing 12-Month Period and (y) the number of shares of Optionor's common stock outstanding as of such date and
                      (2) the Current Debt of Optionor as of such date by (B) EBITDA of Optionor for the Relevant Trailing 12-Month Period.

               (o) "Subsidiary" of a specified person shall mean any corporation or other entity, more than 50% of the stock or ownership interest of which is held by the specified person.

               (p) "Transfer" shall mean sell, transfer, assign, convey, gift, pledge, hypothecate or dispose of in any way, whether by operation of law or otherwise (other than to Optionor or its Subsidiaries), or any Change of Control.

               (q) "Year 3" shall mean the period commencing on August 30, 2002 and terminating on August 29, 2003.

               (r) "Year 4" shall mean the period commencing on August 30, 2003 and terminating on August 29, 2004.

               (s) "Year 5 and Thereafter" shall mean the period commencing on August 30, 2004 and terminating on the Expiration Date.

        11. PAYMENT OF INCOME TAXES. If Optionor is required to withhold any amount on account of federal, state or local tax (including, without limitation, any income, FICA, disability insurance, or employment tax) imposed as a result of the exercise of the Put Option, Optionee shall, concurrently with such withholding, pay such amount to Optionor in full in cash.

        12. STOCKHOLDER RIGHTS. Optionor shall not be entitled to vote, receive dividends, or be deemed for any purpose the holder of any Optioned Units until the Put Option shall have been duly exercised to sell such Optioned Units in accordance with the provisions of this Agreement.

        13. EXPENSES. Except as otherwise express set forth herein, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

        14. WAIVER OF COMPLIANCE; CONSENTS. Any failure by Optionor or Optionee to comply with any obligation, covenant, agreement or condition herein may be waived by Optionee or Optionor, as applicable, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        15. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California by California residents without regard to California choice of law principles.

        16. CAPTIONS. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

        17. NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

                   if to Optionor at:

                   Sizzler International, Inc.
                   6101 West Centinela Avenue
                   Culver City, California 90230
                   Attn:  Michael B. Green, Esq.
                   Tel:    (310) 568-0135
                   Fax:    (310) 568-8255

                   with a copy to its counsel at:

                   Pachulski, Stang, Ziehl, Young & Jones PC
                   10100 Santa Monica Boulevard Suite 1100
                   Los Angeles, California 90067
                   Attn:  David J. Barton, Esq.
                   Tel:    (310) 277-6910
                   Fax:    (310) 201-0760

                   and if to Optionee at:

                   FFPE Holding Company, Inc.
                   9823 Pacific Heights Blvd., Suite J
                   San Diego, California 92121
                   Attn:  John Sarkisian
                   Tel: 858-843-3266
                   Fax: 858-552-4930

                   and with a copy to each of the
                   following counsel at:

                   Sheppard, Mullin, Richter & Hampton, LLP
                   501 West Broadway, 19th Floor
                   San Diego, California  92101-3598
                   Attn:  Richard L. Kintz, Esq.
                   Tel:    (619) 338-6500
                   Fax:    (619) 234-3815


or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered to and received by the party to whom it is directed three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or upon delivery via overnight courier service, in each case addressed to the intended recipient as described above. Any notice, request, claim, demand or other communication given in any other manner shall only be deemed received by the intended recipient thereof upon such recipient's actual receipt thereof.

        18. PARTIES IN INTEREST. This Agreement may not be transferred, assigned, sold, conveyed, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

        20. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes the Letter of Intent between the parties dated February 28, 2000 and all other prior agreements and understandings (written or oral) between the parties with respect to such subject matter.

        21. AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the parties hereto.

        22. THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

        23. SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

        24. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

        25. PRINCIPLES OF CONSTRUCTION.


               (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.


               (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


               (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", unless already expressly followed by such phrase or the phrase "but not limited to".


               (d) All references to "U.S. dollars" or "$" shall be deemed references to lawful money of the United States of America.


               (e) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.


               (f) All words importing any gender shall be deemed to include the other genders.


               (g) All references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to.


               (h) Unless otherwise specified, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications and supplements thereto.


               (i) Each party has reviewed and commented upon this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

        27. FURTHER ASSURANCES. Each party agrees to promptly provide the other party with such information as is necessary to make the computations required hereunder and to effectuate the purposes of this Agreement.

        IN WITNESS WHEREOF, Optionor and Optionee have entered into this Option Agreement in Los Angeles, California as of the day and year first written.

                                    "OPTIONOR":

                                    Sizzler International, Inc.

                                    By:     /s/ CHARLES L. BOPPELL
                                            --------------------------

                                    Its:    President and CEO
                                            --------------------------

                                    By:     /s/ STEVEN R. SELCER
                                            --------------------------
                                    Its:    Vice President
                                            --------------------------


                                    "OPTIONEE":

                                    FFPE Holding Company, Inc.

                                    By:     /s/ JOHN SARKISIAN
                                            --------------------------

                                    Its:    President
                                            --------------------------

                                    By:     /s/ TAMARA SARKISIAN-CELMO
                                            --------------------------

                                    Its:    Vice President
                                            --------------------------

                                    EXHIBIT A

                          EBITDA ADJUSTMENT GUIDELINES

The parties acknowledge that a substantial portion of the value of the Put Option may be related to the Units of the Membership Interests of FFPE, LLC (the "Company"). Therefore, Optionor and Optionee have agreed upon the following EBITDA Adjustment Guidelines:

1. Intercompany Accounting. During the term of the Put Option, for purposes of determining the Option Exercise Price, the EBITDA of the Company shall be adjusted to eliminate any impact adverse to Optionee of any of the following items, unless such item is agreed to by Optionee in the Agreement or otherwise:

        (a) Any charge or allocate any corporate overhead services or similar items (collectively, "Overhead Charges");

        (b) Any charge to the Company for any costs related to the Optionor's acquisition of the Company, including, but not limited to: acquisition expenses, legal expenses, investment banking and similar expense;

        (c) Any non-recurring or extraordinary charges other than attributed to the Company during the term of the Put Option from any source;

        (d) Any subsequent change to the reserves of the Company established at the Closing (as defined in the Agreement); and

        (e) The 2% management fee, if any, paid or payable to Optionor permitted in Section 6.5 of the limited liability company agreement of the Company.

2. Corporate Services. During the term of the Put Option, in the event that Optionor can provide needed goods and services at a price and terms equal to or less than the price and terms offered by and at a quality level equal to that of unaffiliated third parties, then such goods and services shall be acquired from Optionor.

3. Volume Discounts. During the term of the Put Option, Optionor shall not charge the Company for any volume purchasing discounts that the Company is able to recognize as a result of the joint purchasing power of Optionor and the Company.

4. Consent. For purposes of these Guidelines, the agreement of John Sarkisian shall be conclusively presumed to be the agreement of the Optionee and of the Shareholders.

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